NATIONWIDE LIFE INSURANCE COMPANY	Application
P.O. Box 182021, Columbus, OH 43218-2021	Individual Flexible Purchase Payment Variable Deferred Annuity
1-800-321-6064

Please verify that the information is correct and carefully read and sign where indicated.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore, the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

CONTRACT INFORMATION

Product Name:		Initial Purchase Payment:
Contract Type:		Source of Initial Purchase Payment:
Contract Owner Information
Name:		Annuitant Information
Address:		Name:
Relationship to the Annuitant:		Address:
SSN:	Birth Date:	SSN: 123-45-6789	Birth Date:
Gender:	Phone:	Gender:	Phone:
E-Mail Address:		E-Mail Address:

Joint Owner Information		Spousal Protection/Co-Annuitant Information
Name:		Name:
Address:		Address:
Relationship to the Annuitant:		Relationship to the Annuitant:
SSN:	Birth Date:	SSN:	Birth Date:
Gender: Female	Phone:	Gender: Female	Phone:
E-Mail Address:		E-Mail Address:

Contingent Owner Information		Contingent Annuitant Information
Name:		Name:
Address:		Address:
Relationship to the Annuitant:		Relationship to the Annuitant:
SSN:	Birth Date:	SSN:	Birth Date:
Gender: Female	Phone:	Gender: Female	Phone:
E-Mail Address:		E-Mail Address:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

Contract Options Elected

Administrative Services

Asset Rebalancing - Only the variable portion of the allocations will be rebalanced.

Frequency:

Dollar Cost Averaging

Frequency:

Interstate Insurance Product Regulation Commission Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Beneficiaries

☐Primary	☐Contingent	Allocation:	☐Primary	☐Contingent	Allocation:
Name:			Name:
Address:			Address:

Relationship to Annuitant:			Relationship to Annuitant:
SSN:		Birth Date:	SSN:		Birth Date:
Gender:	Male	Phone:	Gender:		Phone:
E-mail Address:			E-mail Address:

☐Primary	☐Contingent	Allocation:	☐Primary	☐Contingent	Allocation:
Name:			Name:
Address:			Address:

Relationship to Annuitant:			Relationship to Annuitant:
SSN:		Birth Date:	SSN:		Birth Date:
Gender:		Phone:	Gender:		Phone:
E-mail Address:			E-mail Address:

Initial Purchase Payment Allocation

Please note: The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

Electronic Delivery Election

☐	As Contract Owner, I have access to the Internet and I elect to receive electronic versions of all documents pertaining to my Account.

☐	As Contract Owner, I reject accessing information relating to my Account electronically.

Contract Owner Signatures and Authorizations

State In Which The Application Is Signed

☐	Yes	☐	No	Do you have existing life insurance or annuity contracts?
☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

If you answered “yes” to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

By signing and dating this application, I am confirming to the following:

●	That to the best of my knowledge and belief the information outlined above is true and correct.

●	I have received the annuity Contract and current prospectus referenced above as well as, applicable disclosure documents presented to me during the sales process.

●

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, [Co-Annuitant, Determining Life and/or Joint Determining Life] if applicable, may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner. [If an optional Living Benefit is elected, Nationwide reserves the right to restrict subsequent Purchase Payments.]

●	That I do not represent a corporate entity or institutional investor.

●

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

●

[That a change of Contract Owner or assignment of the Contract may result in the termination or reduction of the Death Benefit under the Contract, any elected Death Benefit option, and/or Living Benefit.]

●

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

By signing this application, I am agreeing to the elections I have made and I am acknowledging my understanding of the terms and conditions described in this application.

Contract Owner:
	(Signature)	(Date)

Joint Owner:
	(Signature)	(Date)

PRIMARY INSURANCE AGENT INFORMATION

☐	Yes	☐	No	Are you aware of any existing annuities or insurance owned by the applicant?

☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

I certify that any state or company disclosures have been presented to the applicant.

Insurance Agent:
	(Signature)	(Date)

Print Ins. Agent Name:

National Producer Number:

Firm Name:

Phone No.:

Address:

ADDITIONAL INSURANCE AGENT INFORMATION

☐	Yes	☐	No	Are you aware of any existing annuities or insurance owned by the applicant?

☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

I certify that any state or company disclosures have been presented to the applicant.

Insurance Agent:
	(Signature)	(Date)

Print Ins. Agent: Name:

National Producer Number:

Firm Name:

Phone No.:

Address:

Remarks

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